                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                                                                     EXHIBIT 4.7


                                 NONSTANDARDIZED

                               ADOPTION AGREEMENT

                                    REGIONAL
                     PROTOTYPE MONEY PURCHASE PLAN AND TRUST

                                  Sponsored by

                         MANCHESTER BENEFITS GROUP, LTD

The Employer named below hereby establishes a Money Purchase Pension Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Regional Prototype Plan and Trust Basic Plan Document #R1.

1.      EMPLOYER INFORMATION

        NOTE: If multiple Employers are adopting the Plan, complete this section based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

        (a)     NAME AND ADDRESS:

                      Safeguard Scientifics, Inc.
                      800 The Safeguard Building
                      435 Devon Park Drive
                      Wayne, PA  19087-1945

        (b)     TELEPHONE NUMBER: 610-293-0600

        (c)     TAX ID NUMBER: 23-1609753

        (d)     FORM OF BUSINESS:

                                    [ ]    (i)    Sole Proprietor

                                    [ ]    (ii)   Partnership

                                    [x]    (iii)  Corporation

                                    [ ]    (iv)   "S" Corporation (formerly
                                                  known as Subchapter S)

                                    [ ]    (v)    Other:

        (e)     NAME(S) OF INDIVIDUAL(S) AUTHORIZED TO ISSUE
                INSTRUCTIONS TO THE TRUSTEE/CUSTODIAN:

                Thomas E. Fleming and/or Dorinda K. Culp and/or Janet L. Hoffman

                                    (f)    NAME OF PLAN:   Safeguard Scientifics
                                    Money Purchase Pension Plan

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


        (g)     THREE DIGIT PLAN NUMBER
                 FOR ANNUAL RETURN/REPORT:  150


2.      EFFECTIVE DATE

                (a)     This is a new Plan having an effective date of ________.

                (b)     This is an amended Plan.

                        The effective date of the original Plan was January 1, 1986.

                        The effective date of the amended Plan is January 1, 2000.


3.      DEFINITIONS

        (a)     "Collective or Commingled Funds"

                                    [x]    (i)    Not Applicable -
                             Non-Institutional Trustee.

                                    [ ]    (ii)   Investment in collective or
                             commingled funds as permitted at paragraph 13.3(b) of the Basic Plan Document #R1 shall only be made to the following specifically named fund(s):

                             -----------
                             -----------
                             -----------

                        Funds made available after the execution of this
                Adoption Agreement will be listed on schedules attached to the end of this Adoption Agreement.

        (b)     "Compensation" [paragraph 1.12]

                             (i)    Compensation Measurement Period -
                        Compensation shall be determined on the basis of the:

                        [x]  (1)    Plan Year.

                        [ ]  (2)    Employer's Taxable Year.

                        [ ]  (3)    Calendar Year.

                                    Compensation shall be determined on the
                        basis of the following safe-harbor definition of Compensation in IRS Regulation Section 1.414(s)-1(c):

                                                  [ ]   (4)    Code Section 6041
                                    and 6051 Compensation,

                                                  [ ]   (5)    Code Section
                                    3401(a) Compensation, or

                                                  [x]   (6)    Code Section 415
                                    Compensation.

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                             (ii)   Application of Salary Savings Agreements:

                                    Compensation shall exclude Employer
                        contributions made pursuant to a Salary Savings Agreement under:

                                                  [ ]   (1)    Not applicable,
                                    no such agreement exists.

                                                  [ ]   (2)    Not applicable,
                                    no Employer contributions made pursuant to a Salary Savings Agreement shall be excluded.

                                                  [x]   (3)    A Cash or
                                    Deferred Profit-Sharing Plan under Code
                                    Section 401(k) or Simplified Employee
                                    Pension under Code Section 402(h)(1)(B).

                                                  [x]   (4)    A flexible
                                    benefit plan under Code Section 125.

                                                  [ ]   (5)    A tax deferred
                                    annuity under Code Section 403(b).

                             (iii)  Exclusions From Compensation:

                                    If the Employer chooses a non-integrated
                        allocation formula, Compensation will exclude:

                                                  [x]   (1)    overtime.

                                                  [x]   (2)    bonuses.

                                                  [x]   (3)    commissions.

                                                  [x]   (4)    Foreign service
                                    premiums, differentials or allowances (other than shift differentials), relocation payments, tuition payments, patent awards, or any other non-basic form of current compensation.

        NOTE:   Any exclusion of Compensation must satisfy the requirements of
                Section 1.401(a)(4) of the Income Tax Regulations and Code
                Section 414(s) and the regulations thereunder.

                             (iv)   Maximum Compensation

                                    For purposes of the Plan, Compensation shall
                        be limited to $ N/A, the maximum amount which will be considered for Plan purposes. [If an amount is specified, it will limit the amount of contributions allowed on behalf of higher compensated Employees. Completion of this section is not intended to coordinate with the $200,000 limit of Code Section 415(d), thus the amount should be less than the $200,000 limit as adjusted for cost-of-living increases.]

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


        (c)     "Entry Date" [paragraph 1.30]

                                    [ ]    (i)    The first day of the Plan Year
                             during which an Employee meets the eligibility requirements.

                                    [ ]    (ii)   The first day of the Plan Year
                             nearest the date on which an Employee meets the eligibility requirements.

                                    [x]    (iii)  The first day of the month
                             coinciding with or following the date on which an Employee meets the eligibility

                                    [ ]    (iv)   The earlier of the first day
                             of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

                                    [ ]    (v)    The first day of the Plan Year
                             following the date on which the Employee meets the eligibility requirements. If this election is made, the Service requirement at 4(a)(ii) may not exceed 1/2 year and the age requirement at 4(b)(ii) herein may not exceed 20 1/2.

                                    [ ]    (vi)   The first day of the Plan
                             Year, or the first day of the fourth month, the seventh month or the tenth month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

        (d)     "Hour of Service" [paragraph 1.41]

                        Shall be determined on the basis of the method selected
                below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

                                    [x]    (i)    On the basis of actual hours
                             for which an Employee is paid or entitled to payment.

                                    [ ]    (ii)   On the basis of days worked.
                                                  An Employee shall be credited
                             with ten (10) Hours of Service if under paragraph
                             1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the day.

                                    [ ]    (iii)  On the basis of weeks worked.
                                                  An Employee shall be credited
                             with forty-five (45) Hours of Service if under paragraph 1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the week.

                                    [ ]    (iv)   On the basis of semi-monthly
                             payroll periods.
                                                  An Employee shall be credited
                             with ninety-five (95) Hours of Service if under paragraph 1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

                                    [ ]    (v)    On the basis of months worked.
                                                  An Employee shall be credited
                             with one-hundred-ninety (190) Hours of Service if under paragraph 1.41 of the Basic Plan Document

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                             #R1 such Employee would be credited with at least one (1) Hour of Service during the month.

                (e)     "Limitation Year" [paragraph 1.44]

                        The 12-consecutive month period commencing on January 1
                and ending on December 31.

                        If applicable, the Limitation Year will be a short
                Limitation Year commencing on ______ and ending on ______. Thereafter, the Limitation Year shall end on the date last specified above.

                (f)     "Plan Year" [paragraph 1.57]

                        The 12-consecutive month period commencing on January 1
                and ending on December 31.

                        If applicable, the Plan Year will be a short Plan Year
                commencing on ______ and ending on ______. Thereafter, the Plan Year shall end on the date last specified above.

                (g)     "Qualified Early Retirement Age"

                        For purposes of making distributions under the
                provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered [x] shall [ ] shall not be the date the order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

                (h)     "Qualified Joint and Survivor Annuity"

                        The survivor annuity shall be 50 % (50%, 66-2/3%, 75% or
                100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

                (i)     "Taxable Wage Base" [paragraph 1.63]

                                    [x]    (i)    Not Applicable - Plan is not
                             integrated with Social Security.

                                    [ ]    (ii)   The maximum earnings
                             considered wages for such Plan Year under Code
                             Section 3121(a).

                                    [ ]    (iii)  _____% (not more than 100%) of
                             the amount considered wages for such Plan Year under Code Section 3121(a).

                                    [ ]    (iv)   $______, provided that such
                             amount is not in excess of the amount determined under paragraph 3(i)(ii) above.

                                    [ ]    (v)    For the 1989 Plan Year
                             $10,000. For all subsequent Plan Years, 20% of the maximum earnings considered wages for such Plan Year under Code Section 3121(a).

        NOTE: Using less than the maximum may result in a change in the allocation formula in Section 6 hereof.

                (j) "Valuation Date(s)" Allocations to Participant Accounts will be done in accordance with Article V of the Basic Plan Document #R1:

                [x]     (i)  Daily (Effective 12/1/2000) [ ]   (v)   Quarterly

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                [ ]   (ii)   Weekly                   [ ]   (vi)   Semi-Annually

                [ ]   (iii)  Monthly                  [ ]   (vii)  Annually

                [ ]   (iv)   Bi-Monthly

        (k)     "Year of Service"

                             (i) For Eligibility Purposes: The 12-consecutive month period during which an Employee is credited with 1 (not more than 1,000) Hours of Service.


                             (ii)   For Allocation Accrual Purposes: The
                      12-consecutive month period during which an Employee is credited with 1000 (not more than 1,000) Hours of Service.

                             (iii) For Vesting Purposes: The 12-consecutive month period during which an Employee is credited with 1000 (not more than 1,000) Hours of Service.


4.      ELIGIBILITY REQUIREMENTS [Article II]

        (a)     Service:

                                    [x]    (i)    The Plan shall have no service
                             requirement.

                                    [ ]    (ii)   The Plan shall cover only
                             Employees having completed at least [not more than three (3)] Years of Service. If three is specified, it will automatically be deemed to be two (2) for all Plan Years beginning in 1989 and later.

                NOTE: If the eligibility period exceeds one (1) Year of Service, the vesting provisions at Section 11 herein must be completed to provide a 100% vested and nonforfeitable benefit upon participation. If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

        (b)     Age:

                                    [x]    (i)    The Plan shall have no minimum
                             age requirement.

                                    [ ]    (ii)   The Plan shall cover only
                             Employees having attained age ______ (not more than age 21).

                (c)     Classification:

                        The Plan shall cover all Employees who have met the age
                and service requirements with the following exceptions:

                                    [ ]    (i)    No exceptions.

                                    [x]    (ii)   The Plan shall exclude
                             Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                             bargaining. For this purpose, the term "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

                                    [x]    (iii)  The Plan shall exclude
                             Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

                                    [x]    (iv)   The Plan shall exclude from
                             participation any classification of Employees determined as follows:

                                                  leased employees, employees of
                             other members of the controlled group of employers (as defined under Code Sections 414(b), (c), (m) and (0)).

        (d)     Employees on Effective Date:

                                    [x]    (i)    Not Applicable. All Employees
                             will be required to satisfy both the age and Service requirements specified above.

                                    [ ]    (ii)   Employees employed on the
                             Plan's Effective Date do not have to satisfy the Service requirements specified above.

                                    [ ]    (iii)  Employees employed on the
                             Plan's Effective Date do not have to satisfy the Age requirements specified above.


5.      RETIREMENT AGES

                (a)     Normal Retirement Age:

                        If the Employer imposes a requirement that Employees
                retire upon reaching a specified age, the Normal Retirement Age selected below may not exceed the Employer imposed mandatory retirement age.

                                    [x]    (i)    Normal Retirement Age shall be
                             65 (not to exceed age 65).

                                    [ ]    (ii)   Normal Retirement Age shall be
                             the later of attaining age (not to exceed age 65) or the (not to exceed the 5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

        (b)     Early Retirement Age:

                                    [x]    (i)    Not Applicable.

                                    [ ]    (ii)   The Plan shall have an Early
                             Retirement Age of ______ (not less than 55) and completion of ______ Years of Service.

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


6.      EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA

NOTE: The integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to Amendment for the Tax Reform Act of 1986.

         Employer Contributions will be allocated in accordance with the method selected below. If in Section 9 herein, the Employer elects to allocate forfeitures, they will be treated as additional Employer Contributions and allocated accordingly.

                      [x]    (a)    Non-Integrated Contribution and Allocation
                      Formula [See Minimum Contributions under Top-Heavy Plans at Section 7].

                                    The Employer shall contribute and allocate
                      to the account of each eligible Participant, 4.5 % (not more than 25%) of such Participant's Compensation, plus any forfeitures (only if they are reallocated to Participants under Section 9), in such Plan Year.

                      [ ]    (b)    Integrated Contribution and Allocation
                      Formula [See Minimum Contributions under Top-Heavy Plans at Section 7].

                                    The Employer shall contribute ____% of each
                      Participant's Compensation for the Plan Year. Contributions plus any forfeitures (only if they are reallocated to Participants under Section 9), will be allocated to each Participant's account as follows:

                                           (i)    First, to the extent
                             contributions and forfeitures are sufficient, all Participants will receive an allocation equal to 3% of their Compensation.

                                            (ii)  Next, any remaining Employer
                             Contributions and forfeitures will be allocated to Participants who have Compensation in excess of the Taxable Wage Base (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants. Participants may only receive an allocation of 3% of excess Compensation.

                                            (iii) Next, any remaining Employer
                             contributions and forfeitures will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation method. If the Taxable Wage Base as defined at Section 3(i) above is less than the maximum, but more than the greater of $10,000 or 20% of the maximum, then the 2.7% must be reduced. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%.

                      NOTE: If the Plan is not Top-Heavy, sub-paragraphs (i) and (ii) above may be disregarded and 5.7%, 5.4% or 4.3% may be substituted for 2.7%, 2.4% or 1.3% where it appears in (iii) above.

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                                           (iv)   Next, any remaining Employer
                             contributions or forfeitures will be allocated to all Participants (whether or not they received an allocation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

                      [ ]    (c)    Alternative Integrated Allocation Formula
                      [See Minimum Contributions Under Top-Heavy Plans at
                      Section 7].

                                    The Employer shall contribute and allocate
                      to the account of each eligible Participant ____% of each eligible Participant's Compensation plus ____% of Compensation in excess of the Taxable Wage Base defined at
                      Section 3(i) hereof. The percentage on excess compensation may not exceed the lesser of (i) the amount first specified in this paragraph or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If this allocation formula is used for Top-Heavy Plans, the first blank may not be less than 3%. If the Employer specifies a Taxable Wage Base in
                      Section 3(i) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan's Taxable Wage Base is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan's Taxable Wage Base is greater than 80% of the SSTWB but less than 100% of the SSTWB, the excess percentage is 5.4%.

                                    If forfeitures are reallocated pursuant to
                      Section 9, they will be allocated pro-rata based on the Participant's Compensation as a percentage of the Compensation of all Participants.

               NOTE: Only one plan maintained by the Employer may be integrated with Social Security.

                             (d)    Allocation of Excess Amounts (Annual
                      Additions)

                                    In the event that the allocation formula
                      above results in an Excess Amount, such excess shall be:

                                                  [ ]   (i)    placed in a
                                    suspense account accruing no gains or losses for the benefit of the Participant.

                                                  [x]   (ii)   reallocated as
                                    additional Employer contributions to all other Participants to the extent that they do not have an Excess Amount. .

                      If no answer is specified, the suspense account method will be used.


7.      MINIMUM CONTRIBUTIONS UNDER TOP-HEAVY PLANS

        Notwithstanding any other provision herein, the Employer shall make a minimum contribution for each eligible Participant with respect to any Plan Year for which the Plan is Top-Heavy. The minimum contribution shall be determined in accordance with paragraph 14.2 of Basic Plan Document #R1 for:

                      [ ]    (a)    all eligible Participants.

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                      [x]    (b)    only eligible non-Key Employees who are
                      Participants.


8.      ALLOCATIONS TO TERMINATED EMPLOYEES [paragraph 5.3]

                      [ ]    (a)    The Employer will not allocate Employer
                      related contributions to Employees who terminate during a Plan Year, unless required to satisfy the requirements of Code Sections 401(a)(26) and 410(b). (The requirements are effective for 1989 and subsequent Plan Years).

                      [x]    (b)    The Employer will allocate Employer related
                      contributions to Employees who terminate during the Plan Year as a result of:

                                                  [x]   (i)    Retirement.

                                                  [x]   (ii)   Disability.

                                                  [x]   (iii)  Death.

                                                  [ ]   (iv)   Other termination
                                    of employment provided that the Participant has completed a Year of Service as defined for Allocation Accrual purposes.

                                                  [ ]   (v)    Other termination
                                    of employment even though the Participant has not completed a Year of service.

                                                  [ ]   (vi)   Termination of
                                    employment (for any reason) provided that the Participant had completed a Year of Service for Allocation Accrual.


9.      ALLOCATION OF FORFEITURES

        (a)     Allocation Alternatives:

                                    [ ]    (i)    Not Applicable. All
                             contributions are always fully vested.

                                    [ ]    (ii)   Forfeitures shall be allocated
                             to Participants in the same manner as the Employer's contribution.

                                    [x]    (iii)  Forfeitures shall be applied
                             to reduce the Employer's contribution for such Plan Year.

                                    [ ]    (iv)   Forfeitures shall be applied
                             to offset administrative expenses of the Plan. If forfeitures exceed these expenses (iii) above will apply.

        (b)     Date for Reallocation:

        NOTE: If no distribution has been made to a former Participant sub-section (i) will apply to such Participant even if the Employer elects (ii), (iii) or (iv) below as its normal administrative policy.

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                                    [ ]    (i)    Forfeitures shall be
                             reallocated at the end of the Plan Year during which the former Participant incurs his or her fifth consecutive one year Break In Service.

                                    [ ]    (ii)   Forfeitures will be
                             reallocated immediately (as of the next Valuation
                             Date).

                                    [ ]    (iii)  Forfeitures shall be
                             reallocated at the end of the Plan Year during which the former Participant incurs his or her ______ (1st, 2nd, 3rd, or 4th) consecutive one year Break In Service.

                                    [x]    (iv)   Forfeitures will be
                             reallocated immediately (as of the Plan Year end).

                (c)     Restoration of Forfeitures:

                        If amounts are forfeited prior to five consecutive
                1-year Breaks in Service, the Funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number):

                [1]     (i)     Current year's forfeitures.

                [2]     (ii)    Additional Employer contribution.

                [ ]     (iii)   Income or gain to the Plan.


10.     LIMITATIONS ON ALLOCATIONS [Article X]

                [ ]     This is the only Plan the Employer maintains or ever
                maintained; therefore, this Section is not applicable.

                [x]     The Employer does maintain or has maintained another
                Plan (including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(l)(2)], under which amounts are treated as Annual Additions) and has completed the proper sections below.

        Complete (a), (b) and (c) only if you maintain or ever maintained another qualified plan, including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(l)(2)], in which any Participant in this Plan is (or was) a participant or could possibly become a participant.

                (a) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Regional Prototype Plan:

                                    [x]    (i)    The provisions of Article X of
                             the Basic Plan Document #R1 will apply, as if the other plan were a Regional Prototype Plan.

                                    [ ]    (ii)   Attach provisions stating the
                             method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

                (b) If a Participant is or ever has been a participant in a Defined Benefit Plan maintained by the Employer:

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                        Attach provisions which will satisfy the 1.0 limitation
                of Code Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan.

                (c)     The minimum contribution or benefit required under Code
                Section 416 relating to Top-Heavy Plans shall be satisfied by:

                                    [x]    (i)    This Plan.

                                    [ ]    (ii)   _________________

                                                  (Name of other qualified plan
                             of the Employer).

                                    [ ]    (iii)  Attach provisions stating the
                             method under which the minimum contribution and benefit provisions of Code Section 416 will be satisfied. If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in determining the Top-Heavy Ratio.


11.     VESTING [Article IX] (Effective 12/1/2000)

        Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected below except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the Two-twenty vesting schedule [option (b)(iv)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to option (b)(iv), because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

                (a)     Computation Period:

                        The computation period for purposes of determining Years
                of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:

                                    [ ]    (i)    shall not be applicable since
                             Participants are always fully vested,

                                    [ ]    (ii)   shall commence on the date on
                             which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof, or

                                    [x]    (iii)  shall commence on the first
                             day of the Plan Year during which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof.

        A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service [or if lesser, the number of hours specified at 3(k)(iii) of this Adoption Agreement] at any time during the 12-consecutive month computation period. Consequently, a Year of Service may be earned prior to the end of the

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


        12-consecutive month computation period and the Participant need not be employed at the end of the 12-consecutive month computation period to receive credit for a Year of Service.

        (b)    Vesting Schedules:

        NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

                [ ] (i)      Full and immediate vesting.

                                Years of Service

                              1          2          3         4          5          6        7
                             ---        ---        ---       ---        ---        ---      ---
                [ ]   (ii)      %       100%
                [ ]   (iii)     %          %       100%
                [ ]   (iv)      %        20%        40%       60%        80%       100%
                [ ]   (v)       %          %        20%       40%        60%        80%     100%
                [ ]   (vi)    10%        20%        30%       40%        60%        80%     100%
                [x]   (vii)   20%        40%        60%       80%       100%
                              --         --         --        --
                [ ]   (viii)    %          %          %         %          %          %     100%

        NOTE: The percentages selected for schedule (viii) may not be less for any year than the percentages shown at schedule (v).

        (c)     Service disregarded for Vesting:

                                    [x]    (i)    Not Applicable. All Service
                             shall be considered.

                                    [ ]    (ii)   Service prior to the Effective
                             Date of this Plan or a predecessor plan shall be disregarded when computing a Participant's vested and nonforfeitable interest.

                                    [ ]    (iii)  Service prior to a Participant
                             having attained age 18 shall be disregarded when computing a Participant's vested and nonforfeitable interest.


12.     SERVICE WITH PREDECESSOR ORGANIZATION

        For purposes of satisfying the Service requirements for eligibility, Hours of Service shall include Service with the following predecessor organization(s): (These hours will also be used for vesting purposes.)

        -----------------------------------

        -----------------------------------

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


13.     ROLLOVER/TRANSFER CONTRIBUTIONS

                (a) Rollover Contributions, as described at paragraph 4.3 of the Basic Plan Document #R1, [x] shall [ ] shall not be permitted. If permitted, Employees [x] may [ ] may not make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

                (b) Transfer Contributions, as described at paragraph 4.4 of the Basic Plan Document #R1, [x] shall [ ] shall not be permitted. If permitted, Employees [x] may [ ] may not make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.


14.     HARDSHIP WITHDRAWALS

        Hardship withdrawals, as provided for in paragraph 6.9 of the Basic Plan Document #R1 are not permitted.


15.     PARTICIPANT LOANS

        Participant loans, as provided for in paragraph 13.4 of the Basic Plan Document #R1, [ ] are [x] are not permitted. If permitted, repayments of principal and interest shall be repaid to [ ] the Participant's segregated account or [ ] the general Fund.


16.     INSURANCE POLICIES

        The insurance provisions of paragraph 13.5 of the Basic Plan Document #R1, [ ] shall [x] shall not be applicable.


17.     EMPLOYER INVESTMENT DIRECTION

        The Employer investment direction provisions, as set forth in paragraph
        13.6 of the Basic Plan Document #R1, [x] shall [ ] shall not be applicable.


18.     EMPLOYEE INVESTMENT DIRECTION

        The Employee investment direction provisions, as set forth in paragraph
        13.7 of the Basic Plan Document #R1, [x] shall [ ] shall not be applicable.

        If applicable, Participants may direct their investments:

                      [ ]    (i)    among funds offered by the Trustee.

                      [x]    (ii)   among any allowable investments.

        Participants may direct the following kinds of contributions and the earnings thereon (check all applicable):

                      [x]    (i)    All contributions.

                      [ ]    (ii)   Employer Contributions.

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                      [ ]    (iii)  Voluntary Contributions.

                      [ ]    (iv)   Mandatory Contributions.

                      [ ]    (v)    Rollover Contributions.

                      [ ]    (vi)   Transfer Contributions.

                      [ ]    (vii)  All above which are checked, but only to the
                      extent that Participant is vested in those contributions.


19.     EARLY PAYMENT OPTION

                (a) A Participant who separates from Service prior to retirement, death or Disability [x] may [ ] may not make application to the Employer requesting an early payment of his or her vested account balance.

                (b) A Participant who has attained the Plan's Normal Retirement Age and who has not separated from Service [x] may [ ] may not receive a distribution of his or her vested account balance.

        NOTE: If the Participant has had the right to withdraw his or her account balance above in the past, this right may not be taken away. Notwithstanding the above, to the contrary, required minimum distributions will be paid. For timing of distribution see item 20(a) below.


20.     DISTRIBUTION OPTIONS

        (a)     Timing of Distributions:

                In cases of termination for other than death, Disability or retirement, benefits shall be paid:

                                    [x]    (i)    As soon as administratively
                             feasible, following the close of the valuation period during which a distribution is requested or is otherwise payable.

                                    [ ]    (ii)   As soon as administratively
                             feasible following the close of the Plan Year during which a distribution is requested or is otherwise payable.

                                    [ ]    (iii)  As soon as administratively
                             feasible, following the date on which a
                             distribution is requested or is otherwise payable.

                                    [ ]    (iv)   As soon as administratively
                             feasible, after the close of the Plan Year during which the Participant incurs ______ consecutive one-year Breaks in Service.

                                    [ ]    (v)    Only after the Participant has
                             achieved the Plan's Normal Retirement Age, or Early Retirement Age, if applicable.

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                In cases of death, Disability or retirement, benefits shall be paid:

                                    [x]    (vi)   As soon as administratively
                             feasible, following the close of the valuation period during which a distribution is requested or is otherwise payable.

                                    [ ]    (vii)  As soon as administratively
                             feasible following the close of the Plan Year during which a distribution is requested or is otherwise payable.

                                    [ ]    (viii) As soon as administratively
                             feasible, following the date on which a
                             distribution is requested or is otherwise payable.

        (b)     Optional Forms of Payment:

                                    [x]    (i)    Lump Sum.

                                    [x]    (ii)   Installment Payments.

                                    [x]    (iii)  Life Annuity.

                                    [x]    (iv)   Life Annuity  Term Certain.
                                                  Life Annuity with payments
                             guaranteed for 10 years (not to exceed 20 years, specify all applicable).

                                    [x]     (v)   Joint and [x] 50%, [x]
                             66-2/3%, [x] 75% or [x] 100%) survivor annuity
                             (specify all applicable).

                                    [ ]    (vi)   Other form(s) specified:______

                (c)     Recalculation of Life Expectancy:

                        In determining required distributions under the Plan,
                Participants and/or their Spouse (Surviving Spouse) [x] shall [ ] shall not have the right to have their life expectancy recalculated annually.

                        If "shall",

                             [ ]    only the Participant shall be recalculated.

                             [x]    both the Participant and Spouse shall be
                        recalculated.

                             [ ]    who is recalculated shall be determined by
                        the Participant.

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


21.     SIGNATURES

        (a)     EMPLOYER:

                Name and address of Employer if different than specified in item 1 above.


                        This agreement and the corresponding provisions of the
                Plan and Trust Basic Plan Document #R1 were adopted by the Employer the _____ day of _______, 20 ____.


                Signed for the Employer by:

                Title:

                Signature:
                                           -------------------------------------

                        The Employer understands that its failure to properly
                complete the Adoption Agreement may result in disqualification of its Plan.

                        Employer's Reliance: The adopting Employer may not rely
                on a notification letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code Section 401. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

                        This Adoption Agreement may only be used in conjunction
                with Basic Plan Document #R1.

                                                              Regional Prototype
                                                                  Money Purchase
                                                                       Plan #011


                (b)     TRUSTEE:

                        Name of Trustee:

                        Thomas E. Fleming, Dorinda K. Culp and Janet L. Hoffman

                        The Employer's Plan as contained herein was accepted by
                the Trustee(s) the _____ day of _______, 20 ____.

        Signed for the Trustee by:  Thomas E. Fleming,  Dorinda K. Culp and
                                    Janet L. Hoffman

        Title:

        Signature:
                                    --------------------------------------------


                (c)     SPONSOR:

                        The Employer's Agreement and the corresponding
                provisions of the Plan and Trust/Custodial Account Basic Plan Document #R1 were accepted by the Sponsor the ____ day of _______, 20 ____.

        Signed for the Sponsor by:  John M. Van Buren

        Title:                      President

        Signature:
                                    --------------------------------------------